MAYTAG CORPORATION

                Exhibit 4(h)

Second Amendment to Credit Agreement dated as of July 1, 1996 among Registrant, the banks Party Hereto and Bank of Montreal, Chicago Branch as Agent and Royal Bank of Canada as Co-Agent.


















































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          SECOND AMENDMENT TO CREDIT AGREEMENT

   This Second Amendment to Credit Agreement (the Amendment) dated as of July 1, 1996 by and among Maytag Corporation (the Borrower), the Banks listed below, and Bank of Montreal as Agent;

                 W I T N E S S E T H:

   WHEREAS, the Borrower, the Banks, the Co-Agent and the Agent have heretofore executed and delivered a Credit Agreement dated as of July 28, 1995 (as heretofore amended, the "Credit Agreement"); and
   WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement to revise the leverage limitation in Section 8.6, extend the Termination Date, and to provide for the possible elimination of a Bank's Commitment;

 NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks and the Agent hereby agree as follows:
   1. The definition of "Termination Date" in Section 5 of the Credit Agreement is hereby amended in its entirety to read as follows:
     "Termination Date" means June 29, 2001.

   2. Section 8.6 of the Credit Agreement is hereby amended by deleting the number "0.55" at the end thereof and inserting in its place the number "0.60".

   3. The parties understand that Toronto Dominion Texas (Texas), Inc.
("TD Bank") desires to transfer its $25,000,000 Commitment to another Person. Each Bank, the Borrower, and the Agent agree, however, that, if no such transfer is made by September 1, 1996 and TD Bank notifies the Agent between September 1 and September 30, 1996 that it desires its Commitment to be terminated effective on a date no later than September 30, 1996 (the "Withdrawal Date"), then, notwithstanding Section 2.6 or any other provision of the Credit Agreement, on such Withdrawal Date TD Bank's Commitment shall automatically terminate, the aggregate Commitments shall reduce by the amount of such terminated Commitment of TD Bank without any other Bank's Commitment being reduced, and the Borrower shall pay to TD Bank all amounts owing to it under the Credit Agreement other than accrued facility fees payable under Section 3.1 that are not then due, which shall be forwarded by the Agent to TD Bank when paid.

   4. The Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 6 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as




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if each reference therein to the Credit Agreement referred to the Credit
Agreement as amended hereby, (b) no Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.
   5. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective on the date hereof upon the Agent's receipt of counterparts hereof executed by the Borrower and each Bank. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect. No reference to this Amendment need be made in any document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois.
   Dated as of the date first above written.


                      MAYTAG CORPORATION




                      By s/s David Urbani


                      Name  David Urbani
                      Title Vice President & Treasurer













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                      BANK OF MONTREAL, CHICAGO BRANCH, in its individual
                        capacity as a Bank and as Agent



                      By  s/s Lisa Donahue


                      Name  Lisa Donahue
                      Title Director




                      Royal Bank of Canada, in its individual
                        capacity as a Bank and as Co-Agent


                      By s/s Molly Drennen



                      Name   Molly Drennen
                      Title  Manager, Corporate Banking




                      NBD Bank


                      By s/s William R. Madden



                      Name  William R. Madden
                      Title Senior Vice President




                      SOCIETY NATIONAL BANK


                      By s/s Frank J. Jancar


                      Name  Frank J. Jancar
                      Title Vice President










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                      THE FIRST NATIONAL BANK OF CHICAGO



                      By s/s William R. Madden


                      Name William R. Madden
                      Title Senior Vice President




                      THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH


                      By s/s H. Iwami


                      Name  Hiroyuki Iwami
                      Title  Joint General Manager




                      The Fuji Bank, Limited


                      By s/s Peter L. Chinnici


                      Name Peter L. Chinnici
                      Title Joint General Manager




                      PNC BANK, NATIONAL ASSOCIATION


                      By s/s Karen C. Brogan



                      Name  Karen C. Brogan
                      Title Commercial Banking Officer












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                      TORONTO DOMINION (TEXAS), INC.



                      By  s/s Diane Bailey


                      Name Diane Bailey

                      Title Vice President




                      Westdeutsche Landesbank Girozentrale, New
                        York Branch


                      By s/s J.M. Molly



                      Name  J.M. Molly
                      Title Vice President




                      By s/s C. D. Rockey


                      Name  C.D. Rockey
                      Title  Associate




                      MERCANTILE BANK OF ST. LOUIS, N.A.


                      By s/s Joseph L. Sooter,Jr.



                      Name Joseph L. Sooter Jr.
                      Title Vice President














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